EXHIBIT 10.27

                                  RAYONIER INC.

WAIVER, RELEASE AND NON-DISCLOSURE AGREEMENT: William S. Berry

1. Definitions

For purposes of this Release and Non-Disclosure Agreement ("Agreement"), "Rayonier" includes Rayonier Inc., a North Carolina corporation, together with its subsidiaries, predecessors, successors, affiliated and related corporations, assignees and purchasers thereof, and the officers, directors, employees, agents, past and present, or anyone acting on any of their behalf.

"You" includes you and your permitted assigns.

"Claims" includes any and all debts, obligations, promises, actions, causes of action, claims and demands of any and every nature whatsoever based upon or arising out of your employment with Rayonier or the termination thereof.

2. Last Work Day

You understand and agree that your last work day with Rayonier will be March 31, 2002.

3. Release of Claims

In consideration of the following:

o Enhanced severance pay that Rayonier will pay to you under the Rayonier Inc. Severance Pay Plan for Salaried Employees of 21 months of "Regular Pay," as defined in such Plan,
o    A lump sum payment of $100,000 payable on or about March 31, 2002,
o Full-term vesting on all your outstanding stock options under the Rayonier 1994 Incentive Stock Plan,
o Full-term eligibility on outstanding 2000 and 2001 Contingent Performance Share Awards, and
o Benefits under the Split-Dollar Life Insurance/Deferred Compensation Program consisting of:
     o    $1,000,000 Life Insurance Coverage through December 31, 2004
     o $50,000 annual payment beginning January 1, 2005, and continuing for 15 years, per policy;

you hereby fully release and discharge Rayonier from any and all Claims, known or unknown, including but not limited to:

     All claims for race, sex, disability or other form of discrimination arising under any federal, state or local law; any contractual or tort claims including, without limitation, wrongful termination, breach of express or implied contract, promissory estoppel; and intentional or negligent infliction of emotional distress.
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You further waive any rights and claims that you may have arising under the Age
Discrimination in Employment Act (ADEA). The ADEA is a federal law that protects employees' rights by making it unlawful for an employer to discriminate against employees because of an employee's age.

You acknowledge and agree that this waiver and release does not include claims for age discrimination that may arise from events that take place after the date this Agreement is executed.

You understand that this Agreement does not waive any claims that you may have under (a) any worker's compensation law; (b) any plan currently maintained by Rayonier that provides retirement benefits; or (c) any law, or plan currently maintained by Rayonier, that provides insurance continuation or conversion rights.

4. Form and Time of Payment

Your severance pay shall be paid in the form determined by Rayonier of either one lump sum payment or in accordance with Rayonier's normal payroll cycle. Payment(s) shall be made or commence to be made as soon as practicable following the effective date of this Agreement, but in no event earlier than 15 days of your signing this Agreement.

5. Covenant Not to Sue

You agree not to file any complaint, claims, action, charge or lawsuit in any court or other forum on the basis of Claims you may have against Rayonier. By signing this Agreement, you are not forfeiting or affecting your right to file a charge of discrimination with the Equal Employment Opportunity Commission (EEOC) or to participate in an EEOC investigation or proceeding. This Agreement does not affect responsibilities of the EEOC.

6. Representation

In executing this Agreement, you acknowledge that you have been represented by counsel to the extent such representation is desired by you, and you have executed this Agreement freely and voluntarily.

7. Consideration Period

You acknowledge and agree that you have 21 days to consider, execute and deliver this Agreement to Rayonier. The 21 days will commence on your last work day. If you execute and deliver this Agreement prior to the expiration of the 21 days, you will be waiving your right to consider this Agreement for the full consideration period of 21 days. The signed Agreement must be delivered to the address shown at the bottom of the Agreement. The Agreement may be delivered by mail but must be postmarked within the 21-day period.

Additionally, you have seven (7) days after you deliver the signed Agreement in which to cancel (revoke) your agreement. Any such revocation shall be in writing and delivered in the same manner described above. Otherwise, this Agreement becomes effective on the eighth day after you have signed and delivered it.

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8. Agreement for Assignment of Inventions and Covenant Against Disclosure

You understand that, while you were employed by Rayonier, you had access to certain confidential information, proprietary information and trade secrets of Rayonier (collectively, "Confidential Information"), and you agreed to certain restraints on the disclosure or use of Confidential Information in the attached document signed June 2, 1980. In consideration of the benefits described in
Section 3 above, you agree that you will not disclose any Confidential Information which is not now generally available to or known by the public, to any third party. You further agree that you will not use any such Confidential Information to advance your interests or any interests of a third party. You acknowledge and agree that the consideration you are entitled to receive under this Agreement is sufficient and valuable consideration for your agreement to continue to protect Rayonier's Confidential Information.

9. Severance Pay Plan

You have received a copy of the Rayonier Inc. Severance Pay Plan for Salaried Employees with this Agreement.

10. Entire Agreement

You understand that this Agreement is the whole agreement between Rayonier and you. No promises or oral or written statements have been made to you other than those in this Agreement. If any portion of this Agreement is found to be unenforceable, then Rayonier and you agree that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable.

11. Applicable Law

This Agreement shall be governed and interpreted by Florida law, without reference to the choice of law provisions thereof. Any action to enforce this Agreement shall be brought in a court of competent jurisdiction in and for Duval County, Florida.

You are encouraged to seek the advice of independent legal counsel before you make your decision.

When signed and dated, the original of this Agreement should be returned to:

John P. O'Grady
50 N. Laura St.
Jacksonville, FL  32202

A duplicate copy of this Agreement is provided for your records.

Signed /s/ W. S. Berry      3/15/02       Signed /s/ John P. O'Grady     3/15/02
       ----------------------------              -------------------------------
        W. S. Berry          Date                John P. O'Grady            Date

                                     FORM B
                     AGREEMENT FOR ASSIGNMENT OF INVENTIONS
                         AND COVENANT AGAINST DISCLOSURE

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     If I should be employed to perform services for International Telephone and
Telegraph Corporation or any ITT division, affiliate, subsidiary or associate company or any successor in business of any of the foregoing, then, in consideration of such employment and the wages and salary to be paid to me, and regardless of the duration of such employment, I hereby agree to perform to the best of my ability all duties required of me from time to time, by my employer, and I agree to comply strictly with all conditions herein set forth. For the purpose of these conditions, International Telephone and Telegraph Corporation or the ITT division, affiliate, subsidiary, associate company or successor in business of any of the foregoing by which I may be employed or to which from time to time I may be transferred, shall be deemed to be the "Employer."

1. ASSIGNMENT - I agree to assign to the Employer, its successors, assigns or nominees, all my rights to inventions, improvements and developments, patentable or unpatentable, including the right to invoke the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by a Convention which may hereafter be substituted for it and to invoke and claim such right or priority without further written or oral authorization, which, during the period of my employment by the Employer or by its predecessors or successors in business or by any associated company, I have made or conceived or hereafter may make or conceive, either solely or jointly with others: (a) with the use of the Employer's time, materials or facilities; or (b) resulting from or suggested by my work for the Employer; or (c) in any way appertaining to any subject matter related to the existing or contemplated business, products and services of (i) the ITT division, affiliate, subsidiary or associate company by which I am employed, (ii) any other ITT division, affiliate, subsidiary or associate company in the same field of business, products or services and (iii) any other ITT division, affiliate, subsidiary or associate company, to which I may be exposed in the course of my employment.

2. DISCLOSURE - I agree to make and maintain adequate and current written records of all such inventions, improvements, and developments in the form of notes, sketches, drawings, or reports relating thereto; which records shall be and remain the property of and available to the Employer at all times and I agree promptly to disclose to the Employer all such inventions, improvements and developments.

3. EXECUTION OF DOCUMENTS - At any time requested by the Employer, either during employment or after termination thereof, and without charge to the said Employer, but at its expense, I agree to execute, acknowledge and deliver all such further papers, including applications for patents, and to perform such other lawful acts as, in the opinion of said Employer, may be necessary to obtain or maintain patents for such inventions in any and all countries and to vest title thereto in the Employer, its successors, assigns or nominees.

4. COVENANT AGAINST DISCLOSURE - I realize that in the course of my employment the Employer will necessarily reveal to me or I may develop proprietary, secret or confidential information, and in addition to all other obligations with respect to the observance of U. S. Government security regulations, I hereby agree as follows:

     (a) I agree to keep in strictest confidence during and subsequent to my employment all information identified as secret or confidential or which, from the circumstances, in good faith and good conscience ought to be treated as confidential, relating to the products, machines, methods of manufacture, compositions, inventions, discoveries, or trade secrets or secret processes, price lists, logical flow diagrams including computer programs, customer lists, business plans or any other information of the business or affairs of the Employer (all herein referred to without limitation as information) which I may acquire or develop in connection with or as a result of my employment.

     (b) I covenant and agree that, except as instructed by Employer during my employment, I will not use any such information and without the prior written consent of Employer, I will not directly or indirectly publish, communicate, divulge or describe to any unauthorized person nor patent any such information during the period of my employment or at any time subsequent thereto.

     (c) This covenant shall not apply to information already in the public domain or information which has been dedicated to or released to the public by the Employer.

5. TERMINATION - Upon termination of my employment, I agree to return to the Employer all property of the Employer of which I have had custody including delivery to the Employer's Patent or Legal Department of all notebooks and other data relating to research or experiments conducted by me or any inventions made by me, and to make full disclosure relating to such research, experiments or inventions relating to the products, processes or methods of manufacture of the Employer or otherwise covered by this agreement.

6. PRIOR INVENTIONS - If, prior to the date of execution hereof, I have made or conceived any unpatented inventions, improvements or developments, whether patentable or unpatentable, which I desire to have excluded from this Agreement, I have written on the reverse side a complete list thereof.

7. COMPLIANCE NOT CONTINGENT UPON ADDITIONAL CONSIDERATION - I have not been promised, and I shall not claim, any additional or special payment for compliance with the covenants and agreements herein contained.

8. SEVERABILITY - I agree that the unenforceability or inapplicability of any one or more phrases and/or provisions of this Agreement and Covenant shall not affect the remaining provisions of this Agreement and Covenant or any part thereof.

I have read, or have had read to me, and have full knowledge of and understand the above.

Signature: /s/ William S. Berry   (L.S.)     Witness:            Date: 6-2-80
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Name:      William S. Berry                  ITT System Unit:
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